UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934

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General Finance Corporation
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GENERAL FINANCE CORPORATION
 39 East Union Street
 Pasadena, CA 91103

October 19, 2009

Dear Stockholders:

We cordially invite you to attend the 2009 Annual Meeting of Stockholders. The meeting will be held on Thursday, December 10, 2009 at 10:00 a.m. Pacific Standard Time at the offices of General Finance Corporation located at 39 East Union Street, Pasadena, California.

The accompanying Notice of the 2009 Annual Meeting of Stockholders and Proxy Statement, which includes our Form 10-K for the fiscal year ended June 30, 2009 as filed with the Securities and Exchange Commission, describe the items to be considered and acted upon by stockholders.

At the meeting you will be asked to elect two Class C Directors, approve the General Finance Corporation 2009 Stock Incentive Plan and ratify the selection of Crowe Horwath LLP as our independent auditors for the fiscal year ending June 30, 2010.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card, even if you plan to attend the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Ronald F. Valenta
Chief Executive Officer and President

GENERAL FINANCE CORPORATION
 39 East Union Street
 Pasadena, CA 91103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
To be held on December 10, 2009

TO OUR STOCKHOLDERS:

Notice is hereby given to the holders of common stock of General Finance Corporation that the Annual Meeting of Stockholders ("Annual Meeting") will be held on Thursday, December 10, 2009 at 10:00 a.m. Pacific Standard Time at the offices of General Finance Corporation located at 39 East Union Street, Pasadena, California.

At the Annual Meeting we will ask you to:

1.
Election of Directors.  Elect two Class C directors to serve for a term of three years and until their successors are elected and qualified. Ronald L. Havner, Jr. and Ronald F. Valenta, the persons nominated by the Board of Directors as the two Class C Directors, are described in the accompanying Proxy Statement;

2.	Approve 2009 Stock Incentive Plan. Approve the General Finance Corporation 2009 Stock Incentive Plan;

3.	Ratification of Appointment of the Independent Registered Public Accounting Firm. Ratify the selection of Crowe Horwath LLP as our independent auditors for the fiscal year ending June 30, 2010; and

4.	Other Business. Transact any other business that may properly be presented at the Annual Meeting.

If you owned common stock of General Finance Corporation on October 9, 2009, the record date, you are entitled to attend and vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the principal executive offices of General Finance Corporation located at 39 East Union Street, Pasadena, California beginning November 30, 2009 and at the Annual Meeting.

The proxy statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Annual Meeting, and stockholders are encouraged to read it in its entirety. Under rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials both by sending you the accompanying proxy statement and proxy card and by notifying you of the availability of our proxy statement and our 2009 annual report to stockholders at the website www.cstproxy.com/generalfinance/2009. Web access to our proxy materials does not identify visitors to the website.

If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised by attending the Annual Meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to our Secretary at the Company’s address. Whether or not you plan to be present at the Annual Meeting, we encourage you to vote your proxy by following the instructions provided in this proxy statement or on the proxy card. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

By Order of the Board of Directors,

Christopher A. Wilson
General Counsel, Vice President & Secretary

October 19, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on December 10, 2009:
Our proxy statement and our 2009 annual report to stockholders are available at www.cstproxy.com/generalfinance/2009

GENERAL FINANCE CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
 To be held on Thursday, December 10, 2009

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of common stock of General Finance Corporation, which we refer to herein as "we" or the "Company." This Proxy Statement, which is furnished by the Board of Directors of the Company, provides you with information that will help you cast your vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

When you complete, sign, date and return the proxy card, you appoint the proxy holders named therein (your proxies), as your representatives at the Annual Meeting. The proxy holders will vote your shares at the Annual Meeting as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, the proxy holders will vote your shares, under your proxy, in accordance with their best judgment.

We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on October 26, 2009 to all stockholders entitled to vote. Stockholders who owned Common Stock on October 9, 2009 (the record date) are entitled to vote. On the record date, there were 17,826,052 shares of Common Stock outstanding. The Common Stock is our only class of voting stock outstanding.

We have enclosed our Annual Report to Stockholders, which includes our Form 10-K for the fiscal year ended June 30, 2009 as filed with the SEC. The Annual Report is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on the election of two Class C directors, the approval of the General Finance Corporation 2009 Stock Incentive Plan and the ratification of the selection of Crowe Horwath LLP as our independent auditors for the fiscal year ended June 30, 2010. The sections entitled “Election of Directors,” "Approval of 2009 Stock Incentive Plan" and “Ratification of Selection of Independent Auditors” give you more information on these proposals.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the stockholders at the Annual Meeting.

How many votes do I have?

You have one vote for each share of our Common Stock you own.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either as a vote cast for or against in the election of directors or the ratification of selection of independent auditors.

How can I vote?

You may vote by Internet

You can vote via the Internet by following the instructions in your enclosed proxy card, notice and/or voting instructions form.

You may vote by telephone

You can vote by telephone by following the instructions in your enclosed proxy card, notice and/or voting instruction form.

You may vote by mail

You can vote by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors, FOR approval of the 2009 Stock Incentive Plan and FOR the ratification of the selection of independent auditors identified in this Proxy Statement.

You may vote in person at the Annual Meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Otherwise, we cannot count your votes.

Please see the notice or voting instruction form your bank, broker or other holder of record provided you for more information on these options.

May I revoke my proxy?

Yes, you can change or revoke your proxy by Internet, telephone or mail, by notifying our Secretary in writing at our corporate headquarters before the Annual Meeting that you have revoked your proxy or by attending the Annual Meeting and voting in person.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may not vote your shares without specific voting instructions under rules of The NASDAQ Stock Market, Inc. ("NASDAQ"). If you do not vote your proxy, your brokerage firm will leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date, up to 17,826,052 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the record date of October 9, 2009 must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Accordingly, a quorum will be 8,913,027 shares.

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present at the Annual Meeting; or

•	has properly submitted a proxy card.

Who nominates individuals for election to the Board of Directors?

Nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock.

How many votes must the director nominees have to be elected?

The two nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

How many votes are required to ratify the selection of auditors?

The selection of Crowe Horwath LLP will be ratified if a majority of the votes cast on the selection are in favor of ratification.

How many votes are required to approve the General Finance Corporation 2009 Stock Incentive Plan?

The General Finance Corporation 2009 Stock Incentive Plan will be approved if a majority of the votes cast are in favor of its approval.

Who pays the costs of soliciting these proxies?

The Company pays for distributing and soliciting proxies and reimburse the reasonable fees and expenses of brokers, nominees, fiduciaries and other custodians in forwarding proxy materials to stockholders. The directors, officers and regular employees of the Company may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, the Board of Directors must consist of no less than three members, the exact number of which is determined from time to time by the Board of Directors, divided into three classes designated Class A, Class B and Class C, respectively. The Board of Directors has presently fixed the number of directors at seven.

The terms of the Class A directors will expire as of the annual meeting of stockholders in 2010, the terms of Class B Directors will expire as of the annual meeting of stockholders in 2011 and the term of the Class C Directors will expire as of the 2009 Annual Meeting. Upon expiration of the terms of the Directors of each class as set forth above, the terms of their successors in that class will continue until the end of their terms and until their successors are duly elected and qualified.

The Board of Directors has nominated the two current Class C directors for re-election by the stockholders. Each nominee has indicated that he is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, your proxy holders may vote for another nominee proposed by the Board of Directors. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board of Directors may fill the vacancy until the next annual meeting.

Information About the Nominees and Directors

       The following information is provided regarding the nominees and the continuing directors:

			Term to
Name	Age	Director Since	Expire
Nominees—Class C Directors:
Ronald F. Valenta	50	2005	2009
Ronald L. Havner, Jr.	51	2008	2009
Class A Directors:
David M. Connell	65	2005	2010
Manuel Marrero	51	2005	2010
Class B Directors:
Lawrence Glascott (Chairman)	75	2005	2011
James B. Roszak	68	2005	2011
Susan Harris	52	2008	2011

Ronald F. Valenta has served as a director and as our Chief Executive Officer since our inception. He served as our Chief Financial Officer from inception through September 2006 and as our Secretary from inception through December 2007. Mr. Valenta has been the Chairman of General Finance Group, Inc. since 2008. From 1988 to 2003 Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded. From 2003 to 2006 Mr. Valenta was a director of the National Portable Storage Association, a storage industry non-profit organization. From 1985 to 1989, Mr. Valenta was a Senior Vice President of Public Storage, Inc.

Ronald L. Havner, Jr. became a director on October 1, 2008. Mr. Havner has been the Vice-Chairman, Chief Executive Officer and a member of the Board of Public Storage, Inc. since November 2002 and President since July 1, 2005. Mr. Havner joined the Public Storage, Inc. in 1986 and held a variety of senior management positions until his appointment as Vice-Chairman and Chief Executive Officer in 2002. Mr. Havner has been Chairman of the Public Storage’s affiliate, PS Business Parks, Inc. (PSB), since March 1998 and was Chief Executive Officer of PSB from March 1998 until August 2003. He is also a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

David M. Connell has been a director since November 2005. In 1999 Mr. Connell founded Cornerstone Corporate Partners, LLC, a consulting and advisory firm. Prior to establishing Cornerstone Corporate Partners in 1999, Mr. Connell served as President and a member of the Board of Directors for Data Processing Resources Corporation, or DPRC, from 1992 to 1999. DPRC was a NASDAQ listed provider of information technology consulting services to Fortune 500 companies. Prior to his services with DPRC, from 1988 to 1993, Mr. Connell was engaged by Welsh, Carson, Anderson; Stowe, a New York private equity firm, to manage a group of portfolio companies. From 1990 to 1993, Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Service, Inc., an information technology company serving the real estate, banking, and credit rating industries. From 1988 to 1990, he served as Chairman and Chief Executive Officer of Wold Communications, Inc., which later merged and became Keystone Communications, a leading satellite communications service provider.

Manuel Marrero has been a director since November 2005. Since March 2009 Mr. Marrero has served as the Chief Executive Officer of ACAC, Inc., a company controlled by Ronald Valenta. From January 2004 to March 2009, Mr. Marrero has worked as a financial and operations management consultant with several companies, principally focused in consumer products brand management. From May 2002 until January 2004, Mr. Marrero served as the Chief Financial Officer of Mossimo, Inc., a designer and licensor of apparel and related products. From 1999 to 2001, Mr. Marrero was the Chief Operating Officer and Chief Financial Officer of Interplay Entertainment Corp., a developer, publisher and distributor of interactive entertainment software, and the Chief Financial Officer of Precision Specialty Metals, Inc. from 1996 to 1999, a light gauge conversion mill for flat rolled stainless steel and high performance alloy. He has served on the boards of Interplay OEM, Inc., Shiney Entertainment, Inc., Seed Internet Ventures, Inc., L.A. Top Producers, LLC, Friends of Rancho San Pedro and Tree People.

Lawrence Glascott has been our Chairman of the Board of Directors since November 2005. Mr. Glascott has served as a director of 99¢ Only Stores since 1996 where he currently serves on its Audit, Compensation and Nominating and Corporate Governance Committees. From 1991 to 1996 he was the Vice President — Finance of Waste Management International, an environmental services company. Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was in charge of the Los Angeles-based Arthur Andersen LLP Enterprise Group practice for over 15 years.

James B. Roszak has been a director since November 2005. Mr. Roszak has been a director of National RV Holdings, Inc. since June 2003. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001. He is a member of the Board of Trustees of Chapman University.

Susan Harris has been a director since November 2008. Ms. Harris served as a director of Mobile Services Group, Inc. and Mobile Storage Group, Inc., portable storage companies, from May 2004 to August 2006 and from May 2002 to August 2006, respectively. Ms. Harris retired from Sun America, Inc. where she served in a variety of positions between 1985 and 2000, including Senior Vice President and General Counsel. She earned her J.D. Degree from the University of Southern California and her B.A. degree from the University of California, Los Angeles.

Director Independence

NASDAQ requires that a majority of the members of the Board of Directors be “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Ms. Harris and Messrs. Connell, Glascott and Roszak are “independent directors.”

Board and Committee Meetings

The Board of Directors held nine meetings during the fiscal year ended June 30, 2009, or fiscal year 2009. Each director attended more than 75% of all meetings of the Board of Directors and board committees on which he or she served during the period he or she was a director in fiscal year 2009.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee. The Audit Committee consists of Mr. Roszak, as Chairman, Mr. Connell and Mr. Glascott. Mr. Roszak and Mr. Glascott each qualify as an “audit committee financial expert,” as defined in the rules and regulations of the Securities and Exchange Commission. In addition, we have certified to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Each member of the Audit Committee is an independent director under NASDAQ listing standards.

The functions of the Audit Committee and its activities during fiscal year 2009 are described below under the heading “Report of the Audit Committee.”

The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee within the past year has reviewed and assessed the adequacy of the charter. A copy of the Audit Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com  or by written request addressed to our Secretary.

The Audit Committee met eight times in fiscal year 2009.

Compensation Committee. The Compensation Committee consists of Mr. Connell, as Chairman, Ms. Harris and Mr. Roszak, each of whom is an independent director under NASDAQ listing standards.

The purposes of the Compensation Committee are: (i) to determine and approve the goals, objectives and compensation structure for our executive officers; (ii) to review the performance of our executive officers; and (iii) to review the Company’s management resources, succession planning and development activities.

The Board of Directors established the Compensation Committee in May 2006, and the Compensation Committee adopted its charter in February 2007 and amended its charter in September 2009. A copy of the Compensation Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com  or by written request addressed to our Secretary.

The Compensation Committee met four times in fiscal year 2009.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Ms. Harris, as Chairwoman, Mr. Connell and Mr. Roszak.

The Nominating and Governance Committee is responsible for certain matters which include reviewing the size and composition of the Board of Directors, overseeing the selection of persons to be nominated to serve on our Board of Directors and maintaining and overseeing the corporate governance of the Company.

The Board of Directors adopted a written charter for the Nominating and Governance Committee in January 2006 and amended its charter in September 2009. A copy of the Nominating and Governance Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com  or by written request addressed to our Secretary.

The Nominating and Governance Committee met twice in fiscal year 2009.

The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors. When considering candidates for director, the Nominating and Governance Committee takes into account a number of factors, including the following:

•	Ethics and integrity;

•	Ability to attend regular and special board and committee meetings and willingness to perform the duties of a director;

•	Excellent moral character and reputation;

•	Industry knowledge, contacts and network of potential clients in industries served by the Company;

•	Ability to be responsible and fair-minded;

•	Prior experience on boards of directors;

•	Senior-level management experience; and

•	Possession of specific skills in auditing, accounting, personnel and finance.

Candidates need not possess all of these characteristics, nor are all of these factors weighed equally.

The Nominating and Governance Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated or arise, or the size of the Board of Directors expands, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board of Directors members or management, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Nominating Committee will consider candidates for directors recommended by stockholders who follow the proper procedures in submitting the recommendation. The Board of Directors will consider candidates recommended by stockholders using the same criteria it applies to candidates recommended by directors. To be considered for election at an annual meeting, the recommendation must be submitted no later than November 5, 2009. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee; (ii) name and contact information for the candidate; (iii) statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Nominating Committee to evaluate the candidate; (v) statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Compensation Committee Interlocks and Insider Participation

No person who served on the Compensation Committee in fiscal year 2009 was during the year or previously an officer or employee of the Company or had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K.  Since March 2009 Mr. Marrero has served as the Chief Executive Officer of the specialty finance companies of General Finance Group, Inc., a company controlled by Ronald Valenta. Mr. Valenta has the power to set Mr. Marrero's incentive compensation. No other interlocking relationship exists between any member of the Board of Directors and any member of any other company’s board of directors or compensation committee.

Compensation of Directors

     We currently have six non-employee directors that qualify for compensation.

The following table provides information concerning the compensation of the directors for fiscal year 2009:

Director Compensation
	Fees Earned
	or Paid in
Name	Cash ($)	Total ($)
Lawrence Glascott	$64,000	$64,000

David M. Connell	$60,250	$60,250

Manuel Marrero	$50,250	$50,250

James B. Roszak	$61,500	$61,500

Ronald L. Havner, Jr.	$22,500	$22,500

Susan Harris	$43,774	$43,774

Ronald F. Valenta	$—	$—

In September 2007, our Board of Directors approved a new schedule of compensation of our non-employee directors effective upon completion of the acquisition of Royal Wolf. The following table summarizes the schedule of compensation of our non-employee directors (directors who also serve as officers currently receive no additional compensation for their services as directors). In addition to the compensation set forth below, each director is also eligible for reimbursement of reasonable expenses incurred in connection with the director’s services.

Annual Retainer—Chairman of the Board	$40,000
Annual Retainer—Other Directors	$30,000
Additional Annual Retainer — Audit Committee Chair	$10,000
Additional Annual Retainer — Compensation Committee Chair	$7,500
Additional Annual Retainer — Nominating Committee Chair	$3,000
Board Meeting Attendance Fee—Chairman of the Board	$2,000
Board Meeting Attendance Fee—Other Directors	$1,500
Committee Meeting Attendance Fee	$750
Telephonic Meeting Attendance Fee	$500

The annual retainers are payable in advance in semiannual increments on June 30 and December 31.

Director Attendance at Annual Meetings

We have scheduled a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal reason not to attend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES.

PROPOSAL 2:

APPROVAL OF THE 2009 STOCK INCENTIVE PLAN

      The Board of Directors has unanimously approved the 2009 Stock Incentive Plan (“2009 Plan”), subject to stockholder approval at the Annual Meeting. The Board of Directors is requesting that our stockholders approve the 2009 Plan because the Board believes the 2009 Plan is in our best interest and the interests of our stockholders. The following summary of certain features of the 2009 Plan is qualified in its entirety by reference to the actual text of the 2009 Plan, which is attached as Appendix A to this proxy statement.

      Description of the 2009 Plan. The 2009 Plan is an “omnibus” incentive plan permitting a variety of equity programs designed to provide flexibility in implementing equity and cash awards, including incentive stock options, nonqualified stock options, restricted stock grants, restricted stock units, stock appreciation rights, performance stock, performance units and other stock-based awards. Participants in the 2009 Plan may be granted any one of the equity awards or any combination of them, as determined by the Board or the Compensation Committee. The following is a summary of the principal provisions of the 2009 Plan.

      Purpose of the 2009 Plan; Shares Available for Issuance. The purpose of the 2009 Plan is to provide a means for employees and directors to develop ownership in and commitment to our growth and financial success. We believe this ownership will motivate our employees and directors to devote their best efforts to our business, thereby advancing the interests of our stockholders. The 2009 Plan will also enable us to attract able individuals to become employees or serve as directors.

      As of June 30, 2009, we have reserved 1,142,000 shares of common stock for issuance under the 2009 Plan. As of October 9, 2009, there were 17,826,052 shares of our common stock outstanding.

      2006 Stock Option Plan. Upon the adoption of the 2009 Plan, the Company will suspend further grants under the General Finance Corporation 2006 Stock Option Plan (“2006 Plan”). The section below entitled "Outstanding Options" sets forth the number of options available for grant under the 2006 Plan as of June 30, 2009. Any stock options which are forfeited under the 2006 Plan will become available for grant under the 2009 Plan, but the total number of shares available under the 2006 Plan and the 2009 Plan will not exceed the 2,500,000 shares reserved for grant under the 2006 Plan, as previously approved by stockholders. The 2006 Plan will expire on August 29, 2016, which is the tenth anniversary of the date on which it was originally adopted by the Board of Directors. Under the 2006 Plan, the Compensation Committee of the Board of Directors may grant stock options and awards of restricted stock to our employees.

      Limits on Awards. A maximum of 2,500,000 shares of common stock may be issued and awarded under the 2009 Plan. The maximum number of shares of common stock that may be subject to stock awards granted to any one participant who received an award under the 2009 Plan (“Participant”) during any single fiscal year period is 250,000. We may not issue fractional shares of common stock and will round down to the nearest whole share of common stock.

     If any award shall terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of any common stock, is settled in cash in lieu of shares of common stock, or is exchanged with the Compensation Committee’s permission for awards not involving common stock, such common stock subject to the award shall be available again for grant under the 2009 Plan. Fractional shares of common stock will be rounded down to the nearest whole share of common stock.

      Administration. Our Board of Directors has delegated administration of the 2009 Plan to the Compensation Committee. The members of the Compensation Committee shall be appointed from time to time by and shall serve at the discretion of the Board and, unless otherwise determined by the Board, the Compensation Committee shall consist of no fewer than two directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), and (iii) an “independent director” for purposes of the rules and regulations of NASDAQ.

      The Compensation Committee will have such powers and authority as may be necessary or appropriate to carry out the functions of the Compensation Committee as described in the 2009 Plan. Subject to the express limitations of the 2009 Plan, the Compensation Committee will have authority in its discretion to determine the individuals to whom, and the time or times at which, awards may be granted, as well as the terms and provisions of individual awards, including without limitation:

•	the number of shares, units or other rights subject to each award;

•	the exercise, base or purchase price of an award (if any);

•	the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award;

•	the duration of the award; and

•	all other terms of the award.

      The Compensation Committee shall have full and exclusive discretionary power to interpret the terms and intent of the 2009 Plan and any award agreement or other agreement in connection with the 2009 Plan. The Compensation Committee shall also have the full and exclusive discretionary power to adopt such rules, regulations, forms, instruments, and guidelines for administering the 2009 Plan as the Compensation Committee may deem necessary or proper. The Compensation Committee may delegate such responsibilities to another committee of the Board of Directors, an officer of the Company or such person as the Committee may designate.

      The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2009 Plan or any award agreement. Subject to anti-dilution adjustment provisions in the 2009 Plan, without the prior approval of our stockholders, neither the Compensation Committee nor the Board of Directors may amend the 2009 Plan or any award to:

•	increase the number of shares that may be issued under the 2009 Plan;

•	amend the maximum number of shares subject to awards that may be granted during a fiscal year;

•	permit granting of stock options or stock appreciation rights at a price below the market value of our common stock on the date of the grant;

•	make any other amendments or modifications which require stockholder approval under applicable law or the rules of NASDAQ.

      No termination or amendment of the 2009 Plan may be made without the consent of the Participants whose awards would experience a material adverse effect.

      Eligibility. Any person, who is an employee of us or any of our subsidiaries or any director, is eligible to receive awards and become a Participant under the 2009 Plan. There are approximately 430 individuals currently eligible to participate under the 2009 Plan.

      Types of Plan Awards. The 2009 Plan includes the following equity compensation awards: incentive stock options, nonqualified stock options, restricted stock grants, restricted stock units, stock appreciation rights, performance stock, performance units, cash and stock-based awards, the material terms of each are described below.

      Stock Options. Stock options granted under the 2009 Plan may be either incentive stock options or nonqualified stock options. The award agreement for an option grant shall set forth the terms and provisions of the award, including the exercise price per share, the maximum duration of the option, the number of shares of common stock to which the option pertains, and the conditions upon which an option shall become vested and exercisable.

      The exercise price per share of an option may not be less than the fair market value of our common stock on the date of the grant. The Compensation Committee may in its discretion specify an exercise price per share that is higher than the fair market value of our common stock on the date the option is granted. If a Participant owns more than 10% of our total combined voting power, then the minimum exercise price for an incentive stock option will be 110% of the fair market value of our common stock on the date the option is granted. The exercise price is payable in cash, shares of our common stock previously owned or as otherwise permitted by the Compensation Committee, including, without limitation, through a cashless (broker-assisted) exercise.

      The Compensation Committee will determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years (or five years, in the case of a Participant who owns in excess of 10% of our total combined voting power) from the date the option is granted. Each Participant’s award agreement shall set forth the extent to which the Participant shall have the right to exercise the stock option following termination of the Participant’s employment with us and/or our subsidiary.

      Stock option awards are nontransferable, other than by will or by the laws of descent and distribution. However, in appropriate circumstances, and only if explicitly noted in the award agreement and permissible by law, the Compensation Committee may provide for transferability of stock options.

      Stock Appreciation Rights. A stock appreciation right entitles a Participant, upon settlement, to receive shares of common stock, a payment or a combination of shares of common stock and a payment based on the increase of the value of our common stock from the time the stock appreciation right is granted until the time it is exercised (or settled). The terms and conditions of an award will be set forth in an award agreement, except that payment may only be made in our common stock. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights will be exercisable or payable at such time or times and upon conditions as may be specified by the Compensation Committee in the award agreement, provided that the Compensation Committee may accelerate the exercisability or payment of a stock appreciation right at any time, including without limitation, in connection with a change of control or upon the death or disability of the Participant.

      A stock appreciation right may, but need not, be granted in tandem with a stock option, either at the time of grant or at any time thereafter during the term of the stock option. A tandem stock option/stock appreciation right will entitle the holder to elect, as to all or any portion of the number of shares subject to such stock option/stock appreciation right, to exercise either the stock option or the stock appreciation right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A stock appreciation right granted in tandem with a stock option hereunder will have an exercise price per share equal to the per share exercise price of the stock option, which under the 2009 Plan shall not be less than 100 percent of the fair market value of the shares of our common stock on the date the right is granted, and will be vested and exercisable at the same time or times that a related stock option is vested and exercisable and will expire no later than the time at which the related stock option expires.

      A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the exercise price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. The award agreement governing the stock appreciation right may provide for settlement in cash, common stock or a combination of cash and common stock.

     Awards made under the 2009 Plan involving deferrals of income, including stock appreciation rights, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to Participants. These requirements include limitations on election timing, including the timing of exercise of stock appreciation rights, acceleration of payments, and distributions of awards and award proceeds. We intend to structure any awards under the 2009 Plan, including awards of stock appreciation rights, to meet the applicable tax law requirements in Code Section 409A in order to avoid the adverse tax consequences to Participants.

      Except as otherwise provided in a Participant’s award agreement or otherwise determined at any time by the Compensation Committee, stock appreciation rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

      Restricted Stock Awards. Restricted stock awards represent shares of our common stock granted subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. The restrictions imposed on shares granted under a restricted stock award will lapse in accordance with the vesting requirements specified by the Compensation Committee in the award agreement, provided that the Compensation Committee may accelerate the vesting of a restricted stock award at any time, including, without limitation, in connection with a change of control or upon the death or disability of the Participant. Such vesting requirements may be based on the continued service of the Participant with us or our subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Compensation Committee in its discretion. Restricted Stock awards will be subject to a vesting period as determined by the Compensation Committee. If the vesting requirements of a restricted stock award are not satisfied prior to the termination of the Participant’s service, the award will be forfeited and the shares of common stock subject to the award will be returned to us.

      Shares of common stock granted under any restricted stock award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired, except as provided in the restricted stock award agreement or otherwise allowed by the Compensation Committee. Holders of restricted stock will have all other rights of a stockholder with respect to shares of common stock, including the right to vote the shares and receive any dividends paid on common stock.

      Performance Stock and Performance Units. The Compensation Committee may grant awards of performance stock or performance units to Participants in such amounts and upon such terms as the Compensation Committee shall determine. Each share of performance stock shall have an initial value equal to the fair market value of a share of common stock on the date of grant. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the cash value that will be paid out to the Participant.

      Once the performance stock or performance units vest, the Participant shall be entitled to receive payout of the value earned by the Participant since the grant date, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Compensation Committee will pay earned performance stock or performance units in cash equal to the value of the earned performance stock or performance units at the close of the applicable vesting period, or as soon as practicable upon vesting. We intend to structure any performance stock or performance units to meet the applicable tax law requirements in Code Section 409A in order to avoid adverse tax consequences to Participants.

      Except as otherwise provided in a Participant’s award agreement or otherwise determined at any time by the Compensation Committee, performance units or performance stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

      Cash- and Other Share-Based Awards. The Compensation Committee may grant cash-based awards to Participants in such amounts and upon such terms, including the achievement of performance goals, as the Compensation Committee may determine.

      The Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2009 Plan (including the grant or offer for sale of unrestricted common stock) in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may involve the transfer of actual shares of common stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of common stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

      We intend to structure any cash-and other share-based awards to meet the applicable tax law requirements in Code Section 409A in order to avoid certain adverse tax consequences to Participants.

      Non-Employee Director Awards. Upon election or re-election to the Board of Directors, each non-employee director will be granted an option to purchase 9,000 shares of common stock at 100% of the fair market value per share as of the date of the grant. Options to purchase 3,000 shares shall vest on each anniversary of the date of grant.

      Repricings. The Compensation Committee has the authority under the 2009 Plan to reprice any outstanding option or stock appreciation right without the prior approval of our stockholders. For purposes of the 2009 Plan, “repricing” includes lowering the exercise price of an option or the grant price of a stock appreciation right after it is granted and canceling an option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for an option, a restricted stock award or other equity related award.

      Adjustments. In the event of a stock dividend, recapitalization, stock split, reverse stock split, spin-off, or other distribution of our stock or property, the Compensation Committee may, in its sole discretion, in order to prevent dilution or enlargement of a Participant’s rights under the 2009 Plan, substitute or adjust the number and kind of shares available for grant under the 2009 Plan, and subject to the various limitations set forth in the 2009 Plan, the number and kind of shares subject to outstanding awards under the 2009 Plan, and the exercise, settlement or grant price of awards. In addition, the Compensation Committee, in its sole discretion, may also make appropriate adjustments in the terms of any award under the 2009 Plan, including modifying the performance goals or changing the length of any vesting period, to reflect such an event.

      The impact of a merger or reorganization or other change of control on awards outstanding under the 2009 Plan shall be specified in the agreement relating to the award. Such agreement may provide for, among other things, acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms and conditions as may be contained in such written agreement; provided however, that such written agreement may not increase the maximum amount of any outstanding award.

      Section 162(m) Awards. Awards of options and stock appreciation rights granted under the 2009 Plan will automatically qualify for the “performance-based compensation” exception under Code Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Code Section 162(m) if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

      Term of 2009 Plan. The 2009 Plan will terminate on September 21, 2019, which is the tenth anniversary of the date of its adoption by the Board of Directors. The Board of Directors may, in its discretion and at any earlier date, terminate the 2009 Plan. Notwithstanding the foregoing, no termination of the 2009 Plan will have a material adverse effect on any award theretofore granted without the consent of the Participants or the permitted transferee of the award.

      Summary of Material Federal Income Tax Consequences of the 2009 Plan. The following is a brief summary of certain federal income tax consequences of participation in the 2009 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2009 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

      Incentive Stock Options. No taxable income will be recognized by a Participant under the 2009 Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive stock option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the Participant’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the Participant in an amount equal to the lesser of

(i) the fair market value of the stock on the date of exercise minus the exercise price; or

(ii) the amount realized on disposition minus the exercise price.

      If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of a disposition of the shares received upon exercise of an incentive stock option.

      The exercise of an incentive stock option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. A Participant who is subject to alternative minimum tax in the year of exercise of an incentive stock option may claim as a credit against the Participant’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has regular tax liability.

      Nonqualified Stock Options. Generally, no taxable income is recognized by a Participant upon the grant of a nonqualified stock option. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is our employee is subject to employment taxes and income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

      Restricted Stock. If no election is made under Code Section 83(b) and repurchase rights are retained by us, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. Any dividends received with respect to shares subject to the restrictions will be treated as additional compensation income and not as dividend income. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to employment taxes and income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s holding period for capital gains begins on the date the restrictions on the shares lapse. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead a Code Section 83(b) election is made not later than 30 days after the date of transfer, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant’s holding period for capital gains begins on the date of grant. The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the Participant then forfeits the restricted stock, the Participant may not deduct as a loss the amount previously included in gross income. We will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by the Participant with respect to shares of restricted stock.

      Stock Appreciation Rights. Generally, no taxable income is recognized by a Participant receiving a stand alone non-vested stock appreciation right payable in cash at the time the stock appreciation right is granted where the Participant is required to exercise the stock appreciation right at the time it becomes vested. Upon exercise, if the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received so long as the right is exercised as it becomes vested. If the Participant receives the appreciation inherent in a stock appreciation right in stock, the amount of such appreciation will be taxed as ordinary income at the time it is received. The ordinary income the Participant recognizes will be subject to employment taxes and income tax withholding by us. If a stock appreciation right payable in cash is not required to be exercised as it becomes vested, or if a stock appreciation right payable in stock (i) has a Stock appreciation right exercise price less than the fair market value of the underlying stock on date of grant, (ii) is payable in a form other than shares of our publicly traded stock, or (iii) has a compensation deferral feature other than deferral of income until the exercise of the right, then such right may subject a Participant to certain adverse tax consequences under Code Section 409A, discussed below.

      We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

      Stock Unit Awards. Stock unit awards are generally includable in income in the year received or made available to the Participant without substantial limitations or restrictions. However, depending on their terms, stock unit awards may be subject to Code Section 409A, discussed below, which in certain circumstances will result in adverse tax consequences to Participants. Generally, we will be entitled to deduct the amount the Participant includes in income as a compensation expense in the year of payment.

      Performance Stock and Performance Unit Awards. Participants generally will not recognize taxable income upon the granting of performance-based awards. Instead, Participants will recognize as ordinary income, and we will have as a corresponding deduction, any cash received in payment of an amount due under the performance-based award. The ordinary income the Participant recognizes will be subject to employment taxes and tax withholding by us.

      Other Stock-Based Awards. The tax consequences associated with any other stock-based award will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the award, the applicable holding period, the nature of any deferral feature, and the Participant’s tax basis.

      Cash Awards. Awards payable in cash are includible in the Participant’s gross income when paid and deductible by us when paid or accrued.

      Deferred Compensation. As noted above in the description of the 2009 Plan, any deferrals made under the 2009 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide the Participant with an opportunity to defer to recognition of income. We intend to structure any awards under the 2009 Plan to meet the applicable tax law requirements under Code Section 409A in order to avoid its adverse tax consequences.

      Tax Withholding. Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which shall be withheld from other compensation payable to the Participant or otherwise paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award.

      Non-United States Taxpayers. If a Participant is subject to the tax laws of any country other than the United States, the Participant should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the Plan.

      The foregoing statement is only a summary of the material federal income tax consequences of the Plan and is based on our understanding of present federal tax laws and regulations.

Outstanding Options

The following table sets forth information concerning outstanding options under the 2006 Plan as of June 30, 2009 for the Annual Meeting:

OUTSTANDING OPTIONS UNDER
 2006 STOCK OPTION PLAN

Number of
Name and Position	Shares
Ronald F. Valenta	0
Chief Executive Officer

Charles E. Barrantes	225,000
Executive Vice President and Chief Financial Officer

Christopher A. Wilson	225,000
General Counsel, Vice President and Secretary

Robert Allan	125,000
Chief Executive Officer, Royal Wolf

Theodore Mourouzis	125,000
President, Pac-Van, Inc.

Executive Group	700,000

Non-Executive Director Group	54,000

Non-Executive Officer Employee Group	604,000

1,358,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE GENERAL FINANCE CORPORATION 2009 STOCK INCENTIVE PLAN.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On January 19, 2009, the Audit Committee approved the engagement of Crowe Horwarth LLP, or Crowe, as our new independent registered public accounting firm. The approval was pursuant to the personnel of Grobstein Horwath & Company LLP, or GHC, joining Crowe and subsequently notifying us that the GHC legal entity will no longer serve as our independent registered public accounting firm.

The Audit Committee has selected Crowe as our independent auditors for fiscal year 2010. We are asking the stockholders to ratify this selection. We expect a representative from Crowe to be present at the Annual Meeting and the representative will have the opportunity to make a statement if desired and to respond to appropriate questions by stockholders.

Aggregate fees billed to us by Crowe and GHC for professional services rendered with respect to our fiscal year 2009 and aggregate fees billed to us by GHC for professional services rendered with respect to our fiscal year 2008 were as follows:

	GHC	Crowe and GHC
	2008	2009

Audit Fees	$433,846	$343,391
Audit-Related Fees	28,224	22,857
Tax Fees	13,669	50,247
All Other Fees	—	—

In the above table, in accordance with the SEC's definitions and rules, “audit fees” are fees we paid for professional services for the audit of our consolidated financial statements, including those in our Annual Report on Form 10-K and local statutory audit requirements, and reviews of our Quarterly Reports on Form 10-Q. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees for tax compliance, tax advice and tax planning.

The policy of the Audit Committee is that it must approve in advance all services (audit and non-audit) to be rendered by the Company’s independent auditors. The Audit Committee approved in advance the engagement of Crowe for services in fiscal year 2009.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2010.

The ratification of the selection of Crowe requires the affirmative vote of the holders of a majority of the number of shares voting on this matter. If the stockholders do not ratify the selection, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent auditors for fiscal year 2010. Because of the difficulty and expense of substituting accounting firms, it is the intention of the Audit Committee that the appointment of Crowe for fiscal year 2010 will stand unless, for a reason other than the adverse vote of the stockholders, the Audit Committee deems it necessary or appropriate to make a change. The Audit Committee also retains the power to appoint another independent auditor at any time or from time to time if it determines it is in our best interests.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K filed with the SEC and the unaudited financial statements included with Quarterly Reports on Form 10-Q filed with the SEC.

The Audit Committee met and discussed with management and the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and has received the written letter from the independent auditors required by Independence Standards Board Standard No. 1.

The Audit Committee also met and discussed with the independent auditors the overall scope and objectives of the audit, the Company’s internal controls and critical accounting policies, and the specific results of the audit. Management was present at all or some part of each of these meetings.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is neither the Committee’s duty nor responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, consultations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Respectfully Submitted,

James B. Roszak, Chairman
Lawrence Glascott
David M. Connell

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 15, 2009, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
	Number of	Percent of
Name	Shares(1)	Class(1)
Ronald F. Valenta(2)(3)	3,776,805	21.2%
James B. Roszak(2)(4)	31,500	(* )
Lawrence Glascott(2)(5)	36,200	(* )
Manuel Marrero(2)(6)	50,500	(* )
David M. Connell(2)(7)	27,500	(* )
Susan Harris(2)(8)	3,000	(* )
Ronald L. Havner, Jr.(9)	2,562,175	14.4%
LeeAnn R. Havner The Havner Family Trust c/o Karl Swaidan Hahn & Hahn LLP 301 East Colorado Boulevard, Suite 900 Pasadena, California 91101
Charles E. Barrantes(2)(10)	154,000	(* )
Christopher Wilson(2)(11)	114,000	(* )
Robert Allan(12)(13)	69,170	(* )
Theodore M. Mourouzis(14)(15)	262,463	1.5%
Gilder, Gagnon, Howe & Co. LLC(16)	961,720	5.4%
Olowalu Holdings, LLC(17)	1,354,571	7.6%
2863 S. Western Avenue Palos Verdes, California 90275
Jonathan Gallen(18)	1,578,000	8.9%
299 Park Avenue, 17th Floor New York, New York 10171
Neil Gagnon(19)	2,423,544	13.6%
1370 Avenue of the Americas, Suite 2400 New York, New York 10019
Jack Silver(20)	2,613,900	14.7%
SIAR Capital LLC 660 Madison Avenue New York, New York 10021
Brencourt Advisors, LLC(21)	231,117	1.3%
600 Lexington Avenue 8 th Floor New York, NY 10022
Halcyon Asset Management LLC Halcyon Offshore Asset Management LLC (22)	875,842	4.9%
477 Madison Avenue New York, NY 10022
All executive officers and directors as a group (eleven persons)	7,056,313	39.6%

(1)
Based on 17,826,052 shares of common stock outstanding. In accordance with the rules of the SEC, person is deemed to be the beneficial owner of shares that the person may acquire within the following 60 days (such as upon exercise of options or warrants or conversion of convertible securities). These shares are deemed to be outstanding for purposes of computing the percentage ownership of the person beneficially owning such shares but not for purposes of computing the percentage of any other holder.

(2)	Business address is c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

(3)
Includes: (i) 13,500 shares owned by Mr. Valenta’s wife and minor children, as to which Mr. Valenta’s shares voting and investment power with his wife; and (ii) 540,013 shares that may be acquired upon exercise of warrants. The shares shown exclude the shares referred to in note (8), below.

(4)	Includes 31,500 shares owned and 3,000 shares that may be acquired upon exercise of options.

(5)	Includes 36,200 shares owned and 3,000 shares that may be acquired upon exercise of options.

(6)	Includes 50,500 shares owned and 3,000 shares that may be acquired upon exercise of options.
(7)	Includes 27,500 shares owned and 3,000 shares that may be acquired upon exercise of options.
(8)	Includes 3,000 shares that may be acquired upon exercise of options.
(9)
Information is based upon Amendment No. 2 to Schedule 13D filed on October 8, 2008. The shares shown include 2,000 shares as to which Ronald L. Havner has sole voting power, 3,000 shares as to which his wife, LeeAnn R. Havner, has sole voting power and 3,000 shares that may be acquired upon the exercise of stock options. Mr. and Mrs. Havner are Co-Trustees of The Havner Family Trust. The Trust owns 2,517,425 shares and 39,750 warrants. As Co-Trustees of the Trust, Mr. and Mrs. Havner may he deemed to beneficially own all of the shares held by the Trust.

(10)	Includes 19,000 shares owned and 135,000 shares that may be acquired upon exercise of stock options.

(11)	Includes 24,000 shares owned and 90,000 shares that may be acquired upon exercise of stock options.

(12)	Business address is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, New South Wales, Australia 2077

(13)	Includes 20,170 shares owned and 49,000 shares that may be acquired upon the exercise of stock options.

(14)	Business address is 2995 South Harding Street, Indianapolis, IN 46225.

(15)	Includes 252,463 shares owned and 10,000 shares that may be acquired upon exercise of stock options.

(16)
Information is based upon a Schedule 13G filed on April 10, 2009. Gilder, Gagnon, Howe & Co. LLC is a New York limited liability and broker or dealer registered under the Securities Exchange Act of 1934. The shares shown include 28,865 shares as to which Gilder, Gagnon, Howe & Co. LLC has sole voting power and 932,855 shares as to which it has investment power. Of these 932,855 shares, 823,762 shares are held in customer accounts under which partners or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose or direct the disposition of the shares, 109,093 shares are held in accounts of its partners and 28,865 shares are held in its profit-sharing plan.

(17)
Information is based upon an Amendment to Schedule 13G filed on February 13, 2009. Olowalu Holdings, LLC (“Olowalu”), is a Hawaiian limited liability company, of which Rick Pielago is the manager. Olowalu shares voting and investment power as to all of the shares shown with Lighthouse Capital Insurance Company, a Cayman Islands exempted limited company, and the Ronald Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Mr. Pielago is trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust established by Ronald F. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of our shares held by the Trust. Mr. Pielago may be deemed to be the control person of Olowalu and the Ronald Valenta Irrevocable Life Insurance Trust No. 1.

(18)	Information is based upon a Schedule 13G filed on February 17, 2009. The shares shown are held by Ahab Opportunities, L.P. and Ahab Opportunities, Ltd.

(19)
Information is based upon a Schedule 13G filed on February 18, 2009. The shares shown include: (i) 2,423,544 shares beneficially owned by Mr. Gagnon; (ii) 901,598 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; and (iii) 1,760,502 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power.

(20)
Information is based upon an Amendment to Schedule 13G filed on February 17, 2009. The shares shown include: (i) 2,600,000 shares that may be acquired upon exercise of warrants held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee; and (ii) 13,900 shares held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is a trustee.

(21)	Information is based upon a Schedule 13G filed on February 12, 2009 as an Investment Advisor with the Sole dispositive and power to vote or to direct the vote of 231,117 shares.

(22)
Information is based upon an Amendment to Schedule 13G filed on February 13, 2009. The shares shown consist of 875,842 shares beneficially owned by Halcyon Asset Management LLC and Halcyon Offshore Asset Management LLC over which they have sole voting power and dispositive power.

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% stockholders to file reports with the SEC on changes in their beneficial ownership of common stock and to provide us with copies of the reports. We believe that all of these persons filed all required reports on a timely basis in fiscal year 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

The Company’s overall compensation program is designed to align the interests of our executive officers with the interests of our stockholders. We believe the most effective compensation programs align the interests of executive officers and stockholders by rewarding the achievement by executive officers of specific annual goals which fit within the framework of the Company’s strategy and which increase long-term stockholder value.  We structure the compensation of our executive officers to reward the achievement of the strategic goals that drive stockholder value.

Executive Compensation Program

The Compensation Committee of the Board of Directors is responsible for the establishment and development of the Company’s compensation philosophy. The Compensation Committee establishes, implements and monitors the structure of the Company’s executive compensation program.

The Compensation Committee designs the executive compensation program based upon the following key principles:

•	Reinforce the business strategy;

•	Balance rewards addressing both short-term and long-term strategic and operational decisions needed to ensure sustained business performance over time;

•	Motivate executives to deliver a high degree of business performance without encouraging unnecessary and excessive risk taking;

•	Align executives’ interests with the stockholders’ interests; and

•	Attract and retain talented executives whose skills and achievements will increase stockholder value.

The Compensation Committee believes the structure and implementation of the executive compensation program in fiscal year 2009 underlined its compensation philosophies.  When the executive team did not achieve the goals set by the Company’s business strategy, the compensation of the executives was reduced.  The structure of the non-equity, performance-based incentive compensation for fiscal year 2009, which awards 60% of annual bonuses based upon achieving budgetary goals, focuses the executive team on increasing revenues and profitability, a key element of the Company’s business strategy.  The implementation of the executive compensation program also underlined our commitment to pay for performance: when the Company missed budgetary goals, the members of the executive team were not paid 60% of their bonuses.  The executive compensation program therefore reflected the Company’s compensation philosophies by reducing executive compensation when the Company’s business goals were not met.

For the fiscal year 2009, the principal components of compensation for the principal executive officer, the principal financial officer and the other two most highly compensated executive officers, or collectively the Named Executive Officers, were:

1.	Annual base salary;

2.	Non-equity performance-based incentive compensation; and

3.	Long-term equity incentive compensation.

In fiscal year 2009, the Compensation Committee did not retain or rely upon information provided by any third-party compensation consultant in setting compensation levels and awards for our Named Executive Officers. Our Compensation Committee made all final compensation decisions for our Named Executive Officers for fiscal year 2009.

Elements of Compensation.

Base Salaries. Annual base salaries provide executive officers with a guaranteed minimum level of cash compensation. We believe that paying a base salary enables us to attract and retain executives and is market practice. We establish base salaries at levels so that a significant portion of the total cash compensation such executives can earn is performance-based (through annual incentive compensation). Base salaries are set based on factors, as applicable, that include whether a salary level is competitive with comparable companies, the recommendations of Mr. Valenta for the other Named Executive Officers and the business judgment of the members of the Compensation Committee, as discussed further below. The Compensation Committee reviews base salaries annually for the Named Executive Officers.

Bonuses. Annual cash bonuses are designed to reward our executive officers, including each of the Named Executive Officers, for achievement of financial and operational goals and individual performance objectives to enable us to meet long and short-term goals. The objectives generally relate to financial factors, such as growth in earnings before interest, income taxes, depreciation and amortization and other non-operating costs, or EBITDA, and the achievement of other corporate, operational and financial goals. Incentive bonuses are determined annually at the discretion of the Compensation Committee.

The Committee’s decision to pay annual cash bonuses for fiscal year 2009 performance was based upon the Company’s achievement of increases in achievement of strategic goals. The Compensation Committee predetermined strategic goals for each Named Executive Officer, assessed the achievement of those goals and determined actual bonus amounts based upon the recommendations of Mr. Valenta and their collective business judgment.

Equity-Based Compensation

Equity awards of stock options are long-term incentives designed to reward long-term growth in the stockholder value. Stock options assist in the retention of executives because they are not exercisable at the time of grant and achieve their maximum value only if the executive continues to be employed for a period of years. Stock options have value solely to the extent that the price of our common stock increases over the exercise price set as of the date of grant. The Compensation Committee believes that our executive officers should have an incentive to improve the Company’s performance by having an ongoing stake in the success of our business. The Compensation Committee seeks to create this incentive by granting executive officers stock options upon the commencement of their employment with the Company.

Stock Options

Stock options are granted with an exercise price of not less than 100% of the fair market value of our common shares on the date of grant, so that the executive officer may not profit from the option unless the price of our common shares increases. Options granted by the Compensation Committee also are designed to help us retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company’s employ for a period of years.

The Compensation Committee determines stock option award levels in their discretion, primarily based on the recommendations of Mr. Valenta and consideration of an individual’s responsibilities and performance and equity awards at comparable companies.

Stock Option Grant Practices

Stock option grants to all of our executive officers and other employees, including the Named Executive Officers, must be approved by the Compensation Committee of the Board, which consists entirely of independent directors. Grants occur only at meetings of the Compensation Committee and such grants are made effective as of the date of the meeting or a future date, as in the case of the hiring of a new employee. Stock option awards are not timed in coordination with the release of material non-public information. The exercise price of all stock options granted is equal to the closing market price of our common shares on the date of grant.

Role of Executive Officers. In general, Mr. Valenta attends all meetings of the Compensation Committee at which compensation of the other Named Executive Officers or compensation policy is reviewed. Mr. Valenta does not vote on items before the Compensation Committee. The Compensation Committee and the Board solicit Mr. Valenta’s views on the performance of the executive officers who report to him.

Compensation Surveys. Each component of compensation we pay to our Named Executive Officers—salary, cash bonuses and stock options—is based generally on the Committee’s subjective assessment of each individual’s role and responsibilities. Consideration of market rates is an additional factor reviewed by the Committee in determining compensation levels; we do not “benchmark” or specifically target certain levels of compensation. For our executive officers, generally, we determine market compensation rates by reviewing public disclosures of compensation paid to senior executive officers by other companies of comparable size and market capitalization. In fiscal year 2009 the comparable companies reviewed were:

•	McGrath RentCorp;

•	Mobile Mini, Inc.; and

•	Williams Scotsman, Inc.

The Compensation Committee also bases its payment of base salary and annual bonuses for Named Executive Officers, other than the chief executive officer, on the attainment of objectives established by the Compensation Committee, based upon recommendations from Mr. Valenta. In establishing individual bonuses for senior executives, the Compensation Committee considers growth in the enterprise value, common stock price, EBITDA and other financial and corporate objectives, together with the executive officer’s contribution to the Company’s growth and profitability.

Compensation of Executives

The Compensation Committee sets the base salaries, bonus and equity compensation for the other Named Executive Officers after consideration of the recommendations prepared by Mr. Valenta with respect to the appropriate amounts to reward and incentivize each Named Executive Officer. Mr. Valenta used information relating to each executive officer’s responsibilities and achievements in accomplishing the corporate objectives set by the Compensation Committee for the previous year, his assessment of the individual performance of each Named Executive Officer and to recommend to the Compensation Committee the annual incentive bonuses for each of the other Named Executive Officers.

In June 2009, the Compensation Committee considered the achievement of the Company’s increased fiscal year 2009 revenues and EBITDA and the recommendations of Mr. Valenta with respect to the individual performance of the other Named Executive Officers. The Compensation Committee considered that during fiscal year 2009, the completion by the Named Executive Officers of certain strategic and operational initiatives and the oversight of the completion of the acquisition of Pac-Van and acquisitions by Royal Wolf. None of the Named Executive Officers received any bonus based upon the achievement of EBITDA goals.

In addition, following the failure of Royal Wolf to attain EBITDA targets for fiscal year 2009, Mr. Allan forfeited stock options to acquire 20,000 shares. Based on this review and consideration of Mr. Valenta’s recommendations, Mr. Valenta, at his own election, did not receive a bonus for fiscal year 2009, but he did receive an expense allowance of $25,000. Mr. Barrantes received his bonus based on his management of professional fees, cash flows and taxes and his timely and accurate filing of all public reporting of the Company. The specific objectives for the payment of Mr. Wilson's bonus included the standardization of legal agreements and the management of legal counsel. The specific objectives of Mr. Allan's bonus included the effective management of collections, inventory, the training of direct reports and the implementation of best practices. Based on this review and consideration of Mr. Valenta’s recommendations, Mr. Valenta, at his own election, did not receive a bonus for fiscal year 2009, but he did receive an expense allowance of $25,000. Following its assessment of their completion of strategic and operational initiatives, the Compensation Committee awarded cash bonuses for fiscal year 2009 to Mr. Barrantes of $45,000, to Mr. Wilson of $45,000 and to Mr. Allan of AUD$28,700.

Fiscal Year 2010 Executive Officer Annual Base Salaries and Cash Bonus Performance Targets. In June 2009, after consultation with Mr. Valenta, the Compensation Committee set fiscal year 2010 annual base salaries and corporate performance targets for fiscal year 2010 annual cash bonuses for the Named Executive Officers other than Mr. Valenta. The fiscal year 2010 annual base salaries of Mr. Barrantes, Mr. Wilson and Mr. Allan remained unchanged from fiscal year 2009 at $200,000, $200,000 and AUD $350,000, respectively. The Compensation Committee determined that the corporate performance targets for annual cash bonuses for fiscal year 2010 performance for each of the Named Executive Officers would be if the Company achieved specific EBITDA goals. The Committee believes that the goals, while challenging, particularly in the current economic environment, are achievable.  Neither the Committee nor Mr. Valenta believe that the fiscal year 2010 goals will require the Named Executive Officers to take inappropriate risk in achieving their EBITDA goals.

Severance

Pursuant to separate employment agreements with Mr. Valenta, Mr. Barrantes and Mr. Wilson, we will make a severance payment equal to one year’s salary if such person's employment is terminated by General Finance without cause or by the employee for good cause, each as defined in their respective employment agreements.

Each of these three employment agreements provide that each executive may be terminated for cause, and General Finance would therefore not be required to pay severance equal to one year's salary, if such executive breaches his employment agreement, commits any act of personal dishonesty, fraud or breach of fiduciary duty or trust, is convicted of or pleads guilty or no contest to any theft, fraud, breach of fiduciary duty or crime involving moral turpitude or felony, committed acts which give rise to liability for discrimination or harassment, violates directions from the board of directors or chief executive officer, acts in a manner that harms the reputation of General Finance, is found liable of violating securities or other laws, fails to advance or cooperate with any investigation by General Finance or misrepresents his experience or employment history.

Each of Mr. Valenta, Mr. Barrantes and Mr. Wilson may terminate their employment for good reason and receive severance equal to one year's salary if General Finance reduces their base salary, permanently relocates their place of employment more than 40 miles from their current residence, hires a person to perform the job functions currently performed by such executive or assigns such executive duties beneath the duties they ordinarily perform.

We may also elect to pay six months’ compensation to Mr. Allan in lieu of providing six months prior notice of termination of his employment. The employment agreement of Mr. Mourouzis does not provide for the payment of severance if his employment is terminated without cause, as defined in his employment agreement.

Perquisites and Other Personal Benefits

We do not have programs in place to provide personal perquisites for our executive officers. We do not have medical or other insurance plans in place at the Company. Mr. Barrantes and Mr. Wilson participate in the medical and dental insurance of Pac-Van at the expense of General Finance. Messrs. Valenta, Barrantes and Wilson are also eligible to participate in the 401(k) retirement plan of Pac-Van, Inc. Mr. Allan participates in medical and dental insurance of Royal Wolf at Royal Wolf’s expense, and Royal Wolf contributes to Mr. Allan’s pension as required by Australian law. We do not have any other retirement plans under which our executive officers may participate.

Tax & Accounting Considerations

Deductibility of Executive Compensation—Code Section 162(m). Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer and the three other highest paid employees of a publicly held corporation (other than the chief financial officer). Certain performance-based compensation awarded under a plan approved by stockholders is excluded from that limitation. Awards of stock options and our annual cash incentive awards are designed in general to qualify for deduction as performance-based compensation. However, while the Compensation Committee considers the tax deductibility of compensation, the Committee has and may approve compensation that does not qualify for deductibility in circumstances it deems appropriate to promote varying corporate goals.

Accounting for Stock-Based Compensation. For the issuances of stock options, the Company follows the fair value provisions of SFAS No. 123R,  Share-Based Payment,  or No. 123R. SFAS No. 123R requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date. For a discussion of valuation assumptions used in the calculation of these amounts for fiscal year 2009, see Note 2, “Summary of Significant Accounting Policies,” and Note 9, “Stock Option Plans,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009 filed with the Securities and Exchange Commission on September 28, 2009.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted,

David M. Connell, Chairman
Susan Harris
James B. Roszak

Summary Compensation Table

The following table contains summary compensation information of the following executive officers, or our “Named Executive Officers,” for fiscal years 2009, 2008, the six months ended June 30, 2007 and the year ended December 31, 2006.

Summary Compensation Table

				Option
				Awards	All Other
Name and Principal Position	Year	Salary	Bonus	(4)	Compensation	Total
Ronald F. Valenta Chief Executive Officer (6)	2008	$77,778	$—	$—	$25,000	$102,778

Charles E. Barrantes Chief Financial Officer and Executive Vice President (1)(5)	2009	$200,000	$42,000	$137,600	$5,250	$384,850
	2008	200,000	90,000	137,600	10,533	438,133
	2007	100,000	—	68,800	3,512	172,312
	2006	62,121	21,742	42,000	3,361	129,224

Christopher A. Wilson General Counsel, Vice President and Counsel (2)(5)	2009	$200,000	$42,000	$168,600	$9,598	$420,198
	2008	109,167	108,133	92,100	11,335	321,435

Robert Allan Chief Executive Officer, Royal Wolf (3)	2009	$261,813	$21,468	$128,500	$—	$411,781
	2008	313,764	107,575	71,600	—	492,939

Theodore Mourouzis President, Pac-Van, Inc. (7)(8)	2009	$163,221	$50,042	$42,700	$3,450	$259,413

(1)	The employment of Mr. Barrantes commenced in September 2006.

(2)	The employment of Mr. Wilson commenced in December 2007. Fiscal year 2008 included a signing bonus of $70,833.

(3)
Mr. Allan became a Named Executive Officer in conjunction with our acquisition of Royal Wolf effective September 13, 2007. The salary reflected in this table was for the full fiscal year 2008. Australian dollar to U.S. dollar exchange rates used were 0.7480 in fiscal year 2009 and 0.8965 in fiscal year 2008.

(4)
The amounts shown are the amounts of compensation expense recognized by us relating to the grants of stock options, as described in Financial Accounting Standards No. 123R. For a discussion of valuation assumptions used in the calculation of these amounts for fiscal year 2008, see Note 2, “ Summary of Significant Accounting Policies,” and Note 9, “Stock Option Plans,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009 filed with the Securities and Exchange Commission on September 28, 2009.

(5)	Other compensation represents reimbursement of medical and dental insurance premiums.

(6)	The employment of Mr. Valenta commenced in February 2009. Other compensation represents a one-time expense allowance.

(7)
Mr. Mourouzis became a Named Executive Officer in conjunction with our acquisition of Pac-Van, Inc. effective October 1, 2008. Included in the bonus paid in fiscal year 2009 was $45,042, which pertained to periods prior to our acquisition of Pac-Van.

(8)	Other compensation represents 401(k) plan contributions by Pac-Van, Inc.

Plan-Based Awards

We have only one compensation plan, our 2006 Stock Option Plan. The following table provides information concerning each grant of an award made to the Named Executive Officers in fiscal year 2009.

Option Grants in Fiscal Year 2009

All Other
		Date of	Option Awards:		Exercise or
		Approval of	Number of		Base Price of	Grant Date
		Grants by the	Securities		Option	Fair Value of
		Compensation	Underlying		Awards	Option
Name	Grant Date	Committee	Options (#)		($/Shares)	Awards ($)
Theodore Mourouzis	10/1/2008	9/17/2008	125,000	(1)	$6.40	$256,300

(1)
50,000 of these stock options vest in five equal annual installments beginning October 1, 2009 and 75,000 of these stock options vest in varying periods over 71 months subject to performance conditions based on Pac-Van, Inc. achieving certain EBITDA (earnings before interest, income taxes, depreciation and amortization and other non-operating costs) targets for the fiscal years 2009 through 2013.

The following table provides information concerning outstanding options as of June 30, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities		Equity Incentive Plan
	Underlying	Underlying		Awards: Number of
	Unexercised	Unexercised		Securities Underlying
	Options	Options		Unexercised Unearned
	(#)	(#)		Options	Exercise Price	Expiration
Name	Exercisable	Unexercisable		(#)	($/Sh)	Date
Charles E. Barrantes	90,000	135,000	(1)	—	$7.30	9/11/16

Christopher A. Wilson	45,000	180,000	(2)	—	$9.05	12/14/17

Robert Allan	9,000	116,000	(3)	—	$8.80	1/22/18

Theodore Mourouzis	—	125,000	(4)	—	$6.40	10/1/18

(1)	These options vest in five equal annual installments on September 11 of each of 2007, 2008, 2009, 2010 and 2011, subject to continued service with us, and have a ten-year term.

(2)	These options vest in five equal annual installments on December 14 of each of 2008, 2009, 2010, 2011 and 2012, subject to continued service with us, and have a ten-year term.

(3)
45,000 of these stock options vest in five equal annual installments on January 22 of each of 2009, 2010, 2011, 2012 and 2013. 80,000 of these stock options vest over 20 months subject to a performance condition based on Royal Wolf achieving a certain EBITDA target for the fiscal year 2008. In June 2008, the Compensation Committee determined that 40,000 of these performance-based options would be deemed to have achieved the performance criteria and the remaining 40,000 performance-based options would be rolled over and modified during the first quarter of the fiscal year ending June 30, 2010, over a longer period. These stock options are subject to continued service with us and have a ten-year term.

(4)
50,000 of these options vest in five equal installments beginning October 1, 2009 and 75,000 of these options vest in varying periods over 71 months subject to performance conditions based on Pac-Van, Inc. achieving certain EBITDA targets for the fiscal years 2009 through 2013. These stock options are subject to continued service with us and hold a ten-year term.

No Named Executive Officer exercised any stock options during fiscal year 2009.

Employment Agreements

On February 11, 2009, we entered into an employment agreement with Ronald Valenta, under which he agreed to serve to serve as our Chief Executive Officer. Under the employment agreement, Mr. Valenta receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of  his base salary, provided he is employed on the last day of such year. We reimburse Mr. Valenta up to $2,500 per month for a car allowance and health, dental, vision and supplemental disability premiums for Mr. Valenta and his family. Mr. Valenta is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement.

On September 11, 2006, we entered into an employment agreement with Charles E. Barrantes, under which he agreed to serve as our Executive Vice President and Chief Financial Officer. Under the employment agreement, Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. We reimburse Mr. Barrantes up to $750 per month for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Barrantes is entitled to participate on the same basis in all offered benefits or programs as any other employee. On June 30, 2009, we entered into an amended and restated employment agreement with Mr. Barrantes that provides that Mr. Barrantes is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement.

On December 14, 2007, we entered into an employment agreement with Christopher A. Wilson, under which he agreed to serve as our General Counsel, Vice President and Secretary. Under the employment agreement, Mr. Wilson receives a base annual salary of $200,000, and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided he is employed on the last day of such year. Mr. Wilson is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement. We reimburse Mr. Wilson for up to $1,150 per month for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Wilson is entitled to participate on the same basis in all offered benefits or programs as any other employee.

Mr. Valenta, at his recommendation, has not been granted stock options. Mr. Barrantes and Mr. Wilson each received options to purchase an aggregate of 225,000 shares of common stock under our 2006 Stock Option Plan as of the respective dates of commencement of their employment. Mr. Barrantes’ and Mr. Wilson’s stock options have an exercise price of $7.30 and $9.05 per share, respectively (the closing sales price of the common stock on the date of grant), vest in five equal annual installments and expire ten years from the date of grant.

The employment agreements of Mr. Valenta, Mr. Barrantes and Mr. Wilson will terminate upon the date of their death or in the event of a physical or mental disability that renders either of them unable to perform his duties for 60 consecutive days or 120 days in any twelve-month period. Mr. Valenta, Mr. Barrantes and Mr. Wilson may terminate their respective employment agreements at any time upon 30 days notice to us, and we may terminate these agreements at any time upon notice to Mr. Valenta, Mr. Barrantes or Mr. Wilson.

Royal Wolf employs Robert Allan pursuant to an employment agreement that will continue indefinitely, unless terminated by Mr. Allan or Royal Wolf upon at least six months’ notice. Under his employment agreement, using an Australian dollar to United States dollar exchange rate of 0.8048 at June 30, 2009, Mr. Allan receives a base annual salary of $281,683 and is eligible to receive an annual performance bonus not to exceed $115,489 based upon the achievement of specified performance indicators. The maximum annual performance bonus is subject to increase based upon consumer priced index increases. There is no severance or similar obligation to Mr. Allan under his employment agreement except that Royal Wolf may pay six months’ compensation to Mr. Allan in lieu of providing notice of termination of his employment as described above.

Ronald Valenta, Charles Barrantes and Christopher Wilson are the only employees who received compensation for services to the Company in fiscal year 2009. Robert Allan received compensation as Chief Executive Officer of GFN Australasia Holdings Pty Limited, which, with its subsidiaries, we refer to as “Royal Wolf,” an indirectly-owned Australian subsidiary.

In approving Mr. Valenta's, Mr. Barrantes’ and Mr. Wilson’s compensation, the Board of Directors reviewed information provided by management regarding the compensation of comparable level officers of public companies, including companies in the equipment leasing business. The Board also considered the size and stage of development of the Company, Mr. Valenta's, Mr. Barrantes’ and Mr. Wilson’s experience and prior compensation, and the scope of the services that each would be required to render (particularly given the lack of support staff and the need to implement policies and procedures). The Board of Directors determined that Mr. Valenta's, Mr. Barrantes’ and Mr. Wilson’s compensation should consist of a base salary, the opportunity for a material performance-based bonus and stock options under the 2006 Stock Option Plan.

Potential Payments Upon Termination of Employment or Change in Control

We have no agreements or arrangement with any executive officer that provides for payments upon termination of employment except that to the employment agreements of Mr. Valenta, Mr. Barrantes and Mr. Wilson under which each is entitled to a lump sum severance payment of twelve months base salary if we terminate their employment without “cause” or he terminates his employment for “good reason”. We have no other agreements or arrangements with any executive officer that provide for payments upon a change of control.

TRANSACTIONS WITH RELATED PERSONS

On October 1, 2008 we acquired Mobile Office Acquisition Corp., or MOAC, through a merger, or Merger. Pursuant to the Merger Agreement, the former stockholders of MOAC received approximately $19.4 million in cash, four million shares of restricted common stock of GFN (valued pursuant to the Merger Agreement at $7.50 per share with an aggregate value of $30 million) and a 20-month subordinated promissory note in the principal amount of $1.5 million issued by GFN North America Corp., our wholly-owned subsidiary. A special committee of independent directors of the Company was formed to determine whether to acquire MOAC because Ronald F. Valenta, our President, Chief Executive Officer and director, is a stockholder of MOAC. The stockholders of the Company approved the acquisition of MOAC on September 30, 2008, and the acquisition was completed on October 1, 2008.

In April 2006, immediately prior to the closing of our initial public offering, Ronald F. Valenta, our Chief Executive Officer and a director, purchased from the Company 466,667 warrants at a price of $1.20 per warrant for an aggregate purchase price of approximately $560,000. These warrants are identical to the warrants issued in our initial public offering in that each warrant entitles the holder to purchase one share of Common Stock for $6.00 per share following the completion of a business combination and expires April 5, 2010.

In May 2008, pursuant to an offering to holders of our publicly-traded warrants at a reduced exercise price of $5.10 per warrant, Mr. Valenta exercised all 466,667 of his warrants.

The Company had an unsecured limited recourse revolving line of credit from Ronald F. Valenta, a director and the chief executive officer of the Company, pursuant to which the Company could borrow up to $3,000,000 outstanding at one time. The line of credit terminated upon the completion of the acquisition of Royal Wolf, and the outstanding principal and interest totaling $2,586,848 was repaid on September 14, 2007.

The Company utilizes certain accounting, administrative and secretarial services from affiliates of officers; as well as office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may be required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company at no compensation by non-employee officers and administrative personnel of affiliates. These contributed services ceased in February 2009.

Effective October 1, 2008, the Company entered into a services agreement through June 30, 2009 (the "Termination Date") with an affiliate of Mr. Valenta for certain accounting, administrative and secretarial services to be provided at the corporate offices and for certain operational, technical, sales and marketing services to be provided directly to the Company's operating subsidiaries. Charges for services rendered at the corporate offices will be, until further notice, at $7,000 per month and charges for services rendered to the Company's subsidiaries will vary depending on the scope of services provided. The services agreement provides for, among other things, mutual modifications to the scope of services and rates charged and automatically renews for successive one-year terms, unless terminated in writing by either party not less than 30 days prior to the Termination Date. Total charges to the Company for services rendered under this agreement totaled $63,000 at the corporate office and $155,000, plus out-of-pocket expenses of $16,000, at the operating subsidiaries in 2009.

Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. Rental payments were $113,000 in fiscal year 2009.

We have not adopted a formal written policy regarding transactions with related persons. However, in general, any such material transaction would require approval of the Board of Directors, with any interested director abstaining.

CONFLICTS OF INTEREST

Stockholders should be aware of the following potential conflicts of interest:

•	Our chief executive officer is not required to commit his full time to our affairs and, accordingly, he may have conflicts of interest in allocating his time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to the Company and the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those in which our company intends to engage.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103. The letter should indicate that you are a stockholder of General Finance Corporation and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about the Company or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

STOCKHOLDER PROPOSALS

We anticipate holding our 2010 Annual Meeting in December 2010. If you wish to submit proposals to be included in our proxy statement for the 2010 Annual Meeting of Stockholders, we must receive such proposals 90 days prior to the meeting. Please address your proposals to: Corporate Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

OTHER MATTERS

Management does not know of any matters to be presented to the Annual Meeting other than those set forth above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedule thereto, to any stockholder who so requests by writing to: Corporate Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

By Order of the Board of Directors

Christopher A. Wilson General Counsel, Vice President and Secretary

Dated: October 19, 2009

Appendix A

GENERAL FINANCE CORPORATION
2009 STOCK INCENTIVE PLAN
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Plan Document

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    1. Establishment, Purpose, and Types of Awards. General Finance Corporation (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “General Finance Corporation 2009 Stock Incentive Plan” (hereinafter referred to as the “Plan”), for the following purposes: (a) to enhance the Company’s ability to attract highly qualified personnel; (b) to strengthen its retention capabilities; (c) to enhance the long-term performance and competitiveness of the Company; and (d) to align the interests of Participants with those of stockholders.

(a) Effective Date.  This Plan shall become effective on the date upon which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s stockholders (or by such other stockholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(b) Awards.  The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed here:

Section 5	Stock Options
Section 6	Share Appreciation Rights (SARs)
Section 7	Restricted Shares, Restricted Share Units (RSUs), and Unrestricted Shares
Section 8	Deferred Share Units (DSUs)
Section 9	Performance and Cash-settled Awards

(c) Appendices.  Incorporated by reference and thereby part of the Plan are the terms set forth in the following appendices:

Appendix I	Definitions
Appendix II	Special U.S. provisions regarding tax and securities compliance
(d) Effect on Other Plans, Awards, and Arrangements.  This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. Notwithstanding the foregoing, effective upon stockholder approval of this Plan, no further awards of any kind shall occur under the 2006 Stock Option Plan, and any shares that are currently reserved for awards under such plan (as well as any Shares that in the future become available for awards under that plan) shall be added to the reserve of Shares that are authorized and available for issuance pursuant to this Plan.

2. Defined Terms.  Terms in the Plan and any Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I, unless the Committee concludes in good faith that the context of a particular use indicates a different meaning that the Committee applies in a uniform and consistent prospective manner.

3. Shares Subject to the Plan.  Subject to Section 13 below, there shall be available for issuance under the Plan an aggregate of 1,138,000 Shares of Company Stock.  The Shares deliverable pursuant to Awards shall be authorized, but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.  In addition, any Shares that for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, due to settlement of the Award in cash rather than in Shares, or the Award’s forfeiture, cancellation, expiration, or net settlement) will again be available for future Awards.  Further, and to the extent permitted under Applicable Laws, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity.  For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the exercise price of an Award or in satisfaction of the Withholding Taxes, and Shares that are reacquired with cash tendered in payment of the exercise price of an Award, shall not be included in or added to the number of Shares available for issuance under the Plan.

4.	Eligibility.

(a) General Rule.  Awards may only be made to Eligible Persons (as determined for each Award on its Grant Date).  Unless specifically stated in an Award Agreement, the grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b) Limits on Individual Awards.  During the term of the Plan, no Participant may receive Options and SARs that relate to more than 250,000 Shares, subject to adjustment pursuant to Section 13 below.

(c) Replacement Awards.  Subject to Applicable Laws (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition for granting an Award that an Eligible Person surrender for cancellation some or all Awards that have previously been granted under this Plan or otherwise.  An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate.

5.	Stock Options.

(a) Grants.  The Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; subject to Appendix II for Awards intended to qualify as tax-favored ISOs as defined therein. The Committee shall determine and set forth in an Award Agreement all of the terms and conditions on which Options are granted, including any vesting or other requirements for the right to exercise the Option; provided that –

(i)	the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of underlying Shares on the Grant Date, and

(ii)	no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b) Method of Exercise.  Options may be exercised by the Participant (or the Participant's guardian or personal representative) giving notice to the secretary of the Company pursuant to procedures established by the Company for the exercise of Options.  Such a notice shall state the number of Shares the Participant has elected to purchase under the Option, and the method by which the exercise price and any applicable Withholding Taxes will be paid.  The exercise price and Withholding Taxes may be paid in cash or check payable to the Company (in U.S. dollars); or to the extent that the terms of an Award Agreement expressly permit –

(i)
by delivery or attestation of Shares (valued at their Fair Market Value) that are either subject to the Option being exercised or that the Participant has owned for at least six months (or such other period as the Committee shall specify in the Award Agreement or thereafter in writing) in satisfaction of all or any part of the exercise price or Withholding Taxes,

(ii)
delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to the Company the amount necessary to pay the exercise price or Withholding Taxes from the sale or proceeds of a loan from the broker with respect to the sale of Shares or a broker loan secured by Shares, or

(iii)	a combination of (i) and (ii).

(c) Exercise of an Unvested Option.  The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(d) Termination of Continuous Service.  The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable following termination of a Participant’s Continuous Service.  Except to the extent an Award Agreement specifically provides otherwise, an Option shall be exercisable, only to the extent the Participant was entitled to exercise such Option at the date of terminating Continuous Service, only until the “Option Termination Date” determined pursuant to the following table:

Reason for terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.
(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.
(III) Retirement of the Participant with 5 years or more of Continuous Service.	Within one year after termination of the Participant’s Continuous Service.
(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.
(V) Other than due to Cause or the Participant’s Disability, Retirement, or Death.	Within 90 days after termination of the Participant’s Continuous Service.

Notwithstanding the foregoing, in no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.  To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or above (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

(e) Buyout.  The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.  In addition, but subject to any stockholder approval requirement of Applicable Law, if the Fair Market Value for Shares subject to an Option is more than 33% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally terminate and cancel the Option by providing each affected Participant with either cash or a new Award that has (i) a value equal to that of the vested portion of the Option being cancelled (with value being uniformly determined as of the buyout date in accordance with the methodology that the Company generally uses for financial accounting purposes for its Awards), (ii) vesting terms not less favorable to the Participant than the Option being cancelled, and (iii) any other terms and conditions that the Committee may set forth in the Award Agreement for the new Award.

6.	SARs.

(a) Grants.  The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that –

(i)	the exercise price for the Shares subject to each SAR shall not be less than 100% of the Fair Market Value of underlying Shares on the Grant Date;

(ii)	no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and

(iii)
each SAR shall be subject to the provisions of Section 5(d) relating to the effect of a termination of Participant’s Continuous Service and Section 5(e) relating to buyouts, in each case with “SAR” being substituted for “Option.”

(b) Settlement.  An SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the excess of (x) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (y) an exercise price designated in the SAR Award Agreement but not less than 100% of the Fair Market Value of the Company Stock on the SAR’s Grant Date.  An SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement.

(c) Term and Conditions.  Whether or not the Committee grants SARs independently of or in tandem with any Option, the Award Agreement for an SAR shall set forth any terms and conditions, not inconsistent with the Plan, that the Committee may in its discretion determine.

(d) SARs related to Options.  The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option.  An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above.

(e) Effect on Available Shares.  Upon each exercise of an SAR that is settled in Shares, only those Shares that are issued or delivered in settlement of the exercise shall be counted against the number of Shares available for Awards under the Plan; provided that the number of Shares that are issued or delivered pursuant to the exercise of an SAR shall not exceed the number of Shares specified in the Award Agreement as being subject to the SAR Award.

(f) Termination of Employment or Consulting Relationship.  The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which a SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service, subject to Section 6(a)(iii).

7.	Restricted Shares, RSUs, and Unrestricted Share Awards.

(a) Grant.  The Committee may grant Restricted Share or RSU Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.  The Committee shall establish as to each Restricted Share or RSU

Award the period or periods of time (the “Restriction Period”) at the end of which all or some specified restrictions(which may include the satisfaction of performance criteria as established by the Committee, the passage of time or such other conditions as the Committee shall set), shall lapse and the Participant shall receive unrestricted Shares in settlement of the Award.   The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash consideration.  In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture.  The Committee shall set forth in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable.  Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement or to the extent required by Applicable Laws.

(c) Certificates for Restricted Shares.  Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d) Issuance of Shares upon Vesting.  As soon as practicable after both the vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs) and the Participant’s satisfaction of applicable Withholding Taxes, the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise.  No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting.  Except to the extent otherwise provided in the Award Agreement, whenever Shares are deliverable to a Participant or duly-authorized transferee pursuant to Section 7(d) above as a result of the vesting of a Restricted Share or RSU Award, the Participant or his or her duly authorized transferee shall also be entitled to receive, with respect to each Share then vesting, a number of Shares equal to the sum of –

(i)
any per-Share dividends which were declared and paid in Shares to the Company’s stockholders of record between the Grant Date and the date Shares are delivered to the Participant pursuant to the particular vesting event for the Award, and

(ii)
the Shares that the Participant could have purchased at their Fair Market Value on the payment date of any cash dividends if the Participant had received such cash dividends with respect to each Restricted Share, or Share subject to an RSU, between the Grant Date and the date Shares are delivered to the Participant pursuant to the particular vesting event for the Award.

(f) Deferral Elections for RSUs.  To the extent specifically provided in an Award Agreement, a Participant may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of an RSU Award.  If the Participant makes this election: (i) the Company shall credit the Shares subject to the election, and any associated dividends and interest, to a DSU account established pursuant to Section 8 below on the date such Shares and any associated cash would otherwise have been delivered to the Participant pursuant to Section 7(d) and 7(e) above, and (ii) any vesting that would have occurred (other than for death or Disability if provided pursuant to the Award Agreement) within the 12-month period following the date of the Participant’s election shall occur on the 12-month anniversary of such election.

8.	DSUs.

(a) Elections to Defer.  The Committee may permit any Eligible Person to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred.  These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred.  Unless the Company sends a Participant a written notice rejecting an Election Form within five business days after the Company receives it, an Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election within 30 days after a Participant becomes first eligible to defer hereunder) after its delivery to the Company.  Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect.

(b) Vesting.  Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c) Issuances of Shares.  The Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to –

(i) the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii) the Company’s acceptance of the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that the Participant may change a distribution election through any subsequent election that (I) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (II) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Dividends.  Unless otherwise provided in an Award Agreement, whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a number of Shares determined in a manner consistent with Section 7(e) above.

(e) Emergency Withdrawals.  In the event the Committee determines that a Participant suffers an unforeseeable emergency within the contemplation of this Section, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s DSUs.  The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant.  The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, and whether or not to provide the Participant with cash or Shares.  The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value equal to any cash paid to the Participant pursuant to this Section.

(f) Unsecured Rights to Deferred Compensation.  A Participant’s right to DSUs shall at all times constitute an unsecured promise of the Company to pay benefits as they come due.  The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company.  Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, Shares or other funds of the Company.

9.	Performance and Cash-Settled Awards.

(a) Performance Units.  Subject to the limitations set forth in paragraph (b) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person, including Performance Unit Awards that (i) have substantially the same financial benefits and other terms and conditions as Option, SARs, RSUs, or DSUs, but (ii) are settled only in cash.  All Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.

(b) Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award.  If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 9(a) above.

    10. Taxes; Withholding.  Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify or to otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes.  Except to the extent otherwise either provided in an Award Agreement or thereafter authorized by the Committee, the Company or any Affiliate will satisfy required Withholding Taxes first from withholding the cash otherwise payable to the Participant pursuant to the Award, and then by withholding and cancelling the Participant’s rights with respect to a number of Shares that (i) would otherwise have been delivered to the Participant pursuant to the Award and (ii) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding).  The number of Shares so withheld and cancelled will be rounded up to the nearest whole Share sufficient to satisfy the Withholding Taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.

    11. Non-Transferability of Awards.

(a) General.  Except as set forth in this Section, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a death beneficiary by a Participant will not constitute a transfer.  An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 11.

(b) Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

    12. Modification of Awards and Substitution of Options. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised.  Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

13.	Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization.  In the event of a Share dividend, Share split, or combination of Shares, Share exchange, recapitalization or merger in which the Company is the surviving corporation, spin-off or split-off of an Affiliate, or other change in the Company capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted, any and all maximum limits on the number of Shares that may be delivered under the Plan, any exercise price for Awards, and other relevant provisions shall be equitably adjusted by the Committee.

(b) Change in Control.  In the event of a Change in Control, but subject to the terms of any Award Agreements, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation;

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee); or

(iv) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control.  To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

(c)           Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

14.	Laws And Regulations.

(a)           General Rules.  This Plan, the grant of Awards, the exercise of Options and SARs, and the obligation of the Company to deliver, sell or accept the surrender of any of its Shares or other securities shall be subject to all Applicable Laws.  In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as, but not limited to, that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b)           Black-out Periods.  Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws, provided that, if any blackout period occurs, the term of any Option or SAR shall not expire until the earlier of (i) 30 days after the blackout period ends or (ii) the Option’s or SAR’s expiration date but only if within 30 days thereafter the Company makes a cash payment to each affected Participant in an amount equal to the value of the Option or SAR (as determined by the Committee) immediately before its expiration to the extent then vested and exercisable.

(c)           Local Law Adjustments and Sub-plans.  To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries.

Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries.  The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

    15. Termination, Rescission and Recapture of Awards.

(a) Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company.  If the Participant engages in certain activities discussed below, either during employment or after employment with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company.  Accordingly, but only to the extent expressly provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including, but not limited to, patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) Upon exercise, payment or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within year after its termination for any reason, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within days after receiving notice from the Company of any such activity described in Section 15(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares.  Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.  It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award.  Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (e) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h) The Committee may delegate administrative and discretionary authority to administer the Plan to another committee of the Board, an officer of the Company or such other person or as the Committee may designate from time to time.

(i) If any provision within this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law.  Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

    16. Recoupment of Awards.  Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if—

(a) the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b) in the Committee’s view the Participant engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c) a lower granting, vesting, or payment of such Award would have occurred based upon the restated financial results.

In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

17. Administration of the Plan. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter.  The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable.  In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a) Committee Composition.  The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves.  The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c) Deference to Committee Determinations.  The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements.  The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter.  The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement shall be final, binding, and conclusive.   The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(d) No Liability; Indemnification.  Neither the Board nor any Committee member, nor any person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement.  The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan.  The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

         18. Governing Law.  The terms of this Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules.

19.	Plan Termination or Amendment

If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after its effective date.  No Awards shall be made under the Plan after its termination.  The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13 above) unless such change is authorized by the stockholders of the Company.  A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.  Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

GENERAL FINANCE CORPORATION
2009 STOCK INCENTIVE PLAN
_______________________________________

Appendix I: Definitions

_______________________________________

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, or a Performance Award, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

 “Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.  The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause.  The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons.  The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(i) Acquisition of Controlling Interest.  Any Person (other than Persons who are a stockholder as of the date this Plan became effective) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.  In applying the preceding sentence, (i) securities acquired directly from the Company or its Affiliates by or for the Person shall not be taken into account and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change in Control, as reasonably determined by the Board.

(ii) Change in Board Control.  During any consecutive one-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board.  A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii) Merger.  The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iv) Sale of Assets.  The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets.

(v) Liquidation or Dissolution.  The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

 “Committee” means the Compensation Committee of the Board or its successor.

“Company” means General Finance Corporation, a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Company Stock” means common stock, $0.0001 par value, of the Company.  In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 13), the Shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant.  Continuous Service shall not be considered interrupted in the case of:  (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company and its Affiliates.  Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the Committee determines that the individual has continued or will continue to perform bona fide services for the Company or determines that the relationship will or may result in adverse accounting consequences.  The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant --

(a)           is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)           is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director, or Employee.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct.  The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.

“Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing prices of the Company Stock on a Principal Exchange.

“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:  (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within one year following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 60 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s  total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees or Directors.

“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

“Participant” means any Eligible Person who receives an Award.

“Performance Awards” mean Awards granted pursuant to Section 9.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Company 2009 Stock Incentive Plan.

“Principal Exchange” means the New York Stock Exchange, the American Stock Exchange, NASDAQ or such other stock exchange as the Company Stock is then listed for trading.

“Recapture” has the meaning set forth in Section 15 of the Plan.

“Rescission” has the meaning set forth in Section 15 of the Plan.

“Reimbursement” has the meaning set forth in Section 16 of the Plan.

“Restricted Share” means Company Stock awarded under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

“Retirement” means a Participant’s termination of employment after age 65.

 “Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Unrestricted Shares” mean Shares awarded pursuant to Section 7 of the Plan.

“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

GENERAL FINANCE CORPORATION
2009 STOCK INCENTIVE PLAN
_______________________________________

Appendix II: U.S. Sub-Plan
_______________________________________

This Appendix II applies to any Awards that are made to Eligible Persons who are residents of the United States of America (“U.S.”) and who are or may become subject to U.S. tax (i.e. income tax and/or social security tax) as a result of Awards granted under the Company 2009 Stock Incentive Plan (the “Plan”).  Terms herein that begin with initial capital letters have the special definition set forth in the Plan.

This Appendix II shall be read in conjunction with the Plan and is subject to the terms and conditions of the Plan; provided that, to the extent that the terms and conditions of the Plan differ from or conflict with the terms of this Appendix II, the following terms of this Appendix II shall prevail:

A.           Additional or Modified Definitions.  Appendix I of the Plan shall be modified as follows:

“Code” means the Internal Revenue Code of 1986, as amended.

 “Committee” shall be modified to mean (i) with respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (ii) with respect to any decision relating to a Reporting Person, a committee consisting of solely of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Incentive Stock Option” or “ISO” means, an Option that qualifies for favorable income tax treatment under Code Section 422.

“Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

“Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.

B.           Eligibility.  Section 4(a) of the Plan shall be modified by inserting the following sentence at the end thereof:

Notwithstanding the foregoing, a Person shall not be an Eligible Person with respect to Options or SARs if they are classified as an Employee solely by an entity that is a “parent corporation” (within the meaning of Code Section 424) of the Company.

C.           Payment of Exercise Price.  In order to ensure compliance with the Sarbanes-Oxley Act of 2002, Section 5(b) of the Plan shall be modified by inserting the following sentence at the end thereof:

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

D.           Authorization for ISOs.  In order to permit the granting of ISOs, the Section 5 of Plan shall be modified by adding the following subsection (f) at the end thereof:

(f)           Special ISO Provisions.  The following provisions shall control any grants of Options that are denominated as ISOs.

(i)           Grants of ISOs. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code.  Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422.  In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Date of Grant and it shall be included in the applicable Award Agreement.

(ii)           Maximum Limit.  The number of Shares that are available for ISO Awards shall be determined, to the extent required under the Code, by reducing the number of Shares designated in Section 3 of the Plan by the number of Shares issued pursuant to Awards, provided that any Shares that are issued under the Plan and forfeited back to the Plan shall be available for issuance pursuant to future ISO Awards.

(iii)           $100,000 Limit.  To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs.  For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date.  In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first.  In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(iv)           Grants to 10% Holders.  In the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Holder on the Date of Grant, the term of the Incentive Stock Option shall not exceed five years from the Date of Grant, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date.  In the event that Section 422 of the Code is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v)           Substitution of Options.  Notwithstanding any other provisions of the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Section, substitute ISOs for ISOs under the plan of the acquired company provided (i) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (ii) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)           Notice of Disqualifying Dispositions.  By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (i) two years of the Grant Date, or (ii) one year after the exercise of the ISO being exercised.  Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

E.           SARs.  Section 6 of the Plan shall be modified through addition of the following sentence at the end of Section 6(d):

Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

F.           Restricted Shares or RSUs.  Section 7 of the Plan shall be modified by adding the following paragraph at its end:

(g)           Section 83(b) Elections.  A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares.  A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make Section 83(b) Election with respect to the Shares subject to such RSUs.  The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award.  The Participant may then make a Section 83(b) Election with respect to those Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs replaced by the Restricted Shares.

G.	DSUs. Section 8 of the Plan shall be modified as follows:

Section 8(a) shall be modified through addition of the following sentence at its end:

For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections pursuant to Section 8 (i) under written procedures, and using written election forms that satisfy the requirements of Code Section 409A, and (ii) shall only be made by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of the Code).

Section 8(e) of the Plan shall be modified through addition of the following at its end:

For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Section 409A of the Code, and the term “dependent” shall be interpreted in accordance with Section 152(a) of the Code.

Section 8 of the Plan shall be modified through addition of the following at its end:

(g)           Termination of Service.  For purposes of Section 8 of the Plan, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations §1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

H.           Performance Awards. Section 9 of the Plan shall be modified by adding the following paragraphs and by re-lettering Section 9(b) as Section 9(e):

(b)           Performance Compensation Awards.  Subject to the limitations set forth in Section 9 and in this Appendix II.H., the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation”

under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of U.S. Code Section 162(m).  With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below).  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period.  As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance

(c)           Limitations on Awards.  The maximum Performance Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 250,000 Shares, as adjusted pursuant to Section 13 below (or, for Performance Units to be settled in cash, U.S. $250,000.

(d)           Definitions.

(i)           “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s).  Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii)           “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index):  basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units.  Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.  Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii)           “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

I.           Taxes; Withholding.  In order to confirm with Code Section 409A, Section 10 of the Plan shall be modified by inserting the following at the end thereof:

Notwithstanding anything to the contrary contained in the Plan, this Sub-Plan or any Award, the Committee shall have the sole discretion to (i) organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that complies with the requirements of Code Section 409A, or (ii) interpret the requirements of the Code, including Code Section 409A, for purposes of the Plan, the Sub-Plan, and all Awards.

PROXY

GENERAL FINANCE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

December 10, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
 GENERAL FINANCE CORPORATION

The undersigned hereby appoints Charles E. Barrantes and Christopher A. Wilson, and each of them, the proxy or proxies of the undersigned with full powers of substitution each to attend and to vote at the Annual Meeting of Stockholders of General Finance Corporation to be held on December 10, 2009 at the office of General Finance Corporation located at 39 East Union Street, Pasadena, California, beginning at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, in the manner indicated below and on the reverse side, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated October 19, 2009.

(Please mark your choice like this /x/ in black or blue ink.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
 “FOR” ALL NOMINEES,
"FOR" THE APPROVAL OF THE 2009 STOCK INCENTIVE PLAN
AND
 “FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

(1)	Election of the following nominees as Class C directors:

Ronald L. Havner, Jr.
Ronald F. Valenta

☐ FOR	☐ WITHHOLD

(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

(2)	Approval of the General Finance Corporation 2009 Stock Incentive Plan:

☐ FOR	☐ WITHHOLD

(3)	Ratification of the selection of Crowe Horwath LLP as our independent auditors:

☐ FOR	☐ WITHHOLD

(This proxy is continued on the reverse side. Please date, sign and return promptly.)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS (INCLUDING FORM 10-K) OF GENERAL FINANCE CORPORATION

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date:	, 2009

Signature

Signature if held jointly

I plan to attend the Annual Meeting: Yes ☐ No ☐

This proxy will be voted FOR all of the nominees, FOR the 2009 Stock Incentive Plan and FOR the ratification of the selection of independent auditors, unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Annual Meeting.